Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

DeFi Development Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.00001 par value per share	457(c)	12,375,896	$15.35	$189,970,003.60	0.00015310	$29,084.41

Total Offering Amounts						$189,970,003.60	0.00015310	$29,084.41
Total Fees Previously Paid								$-
Total Fee Offsets								29,084.41
Net Fee Due								$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act, based on the average of the high ($16.84) and low ($13.86) prices of the registrant’s common stock reported on the Nasdaq Capital Market on June 5, 2025, which is within five business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	DeFi Development Corp.	S-3	333-286767	April 25, 2025		$29,084.41	Equity	Common stock par value $0.00001 per share	(1)	$1,159,525,299
Fee Offset Sources	DeFi Development Corp.	S-3	333-286767		May 21, 2025						$29,084.41

(1)	On April 25, 2025, the Registrant filed a registration statement on Form S-3 (Registration No. 333-286767), and filed Amendment No. 1 to the Form S-3 on May 21, 2025 (as amended, the “Form S-3 Registration Statement”), with a proposed maximum aggregate offering price of $1,159,525,299. In connection with the Form S-3 Registration Statement, the Registrant paid an aggregate filing fee of $177,523.32. No securities were sold under the Form S-3 Registration Statement. The Registrant hereby confirms that the Form S-3 Registration Statement has been withdrawn as of the date hereof.